                       VALUE CITY DEPARTMENT STORES, INC.
                                   EXHIBIT 11
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

=========================================================================================================

                                                                                  THREE MONTHS ENDED
                                                                              ---------------------------
                                                                              FEBRUARY 1,     FEBRUARY 3,
                                                                                 1997             1996
                                                                               13 WEEKS         14 WEEKS
                                                                              -----------     -----------
Weighted average number of common shares outstanding                           31,731,010      31,682,145

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at the average market price                         522,261             358
                                                                              -----------     -----------
Number of shares for computation of primary earnings per share                 32,253,271      31,682,503

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at period end market price                            -               -
                                                                              -----------     -----------

Number of shares for computation of fully diluted
   earnings per share                                                          32,253,271      31,682,503
                                                                              ===========     ===========

Net income for primary and fully diluted earnings per share                   $12,939,000     $16,171,000
                                                                              ===========     ===========


Earnings per share - primary and fully diluted                                      $0.40           $0.51
                                                                              ===========     ===========

                       VALUE CITY DEPARTMENT STORES, INC.
                                   EXHIBIT 11
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

==========================================================================================================

                                                                                   SIX MONTHS ENDED
                                                                             -----------------------------
                                                                              FEBRUARY 1,      FEBRUARY 3,
                                                                                 1997             1996
                                                                               26 WEEKS         27 WEEKS
                                                                             ------------     ------------
Weighted average number of common shares outstanding                           31,711,676       31,760,683

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at the average market price                         442,260              377
                                                                              -----------      -----------

Number of shares for computation of primary earnings per share                 32,153,936       31,761,060

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at period end market price                          109,496            -
                                                                              -----------      -----------

Number of shares for computation of fully diluted
   earnings per share                                                          32,263,432       31,761,060
                                                                              ===========      ===========


Net income for primary and fully diluted earnings per share                   $18,641,000      $18,673,000
                                                                              ===========      ===========


Earnings per share - primary and fully diluted                                      $0.58           $0.59
                                                                              ===========      ==========
